Exhibit 99.1

NEWS RELEASE

Boo Koo Holdings, Inc. Appoints New Board Members

Addison, Texas (August 16, 2007) - Boo Koo Holdings, Inc. (Boo Koo), a leading energy drink company, announced today that Jim Carreker and Ken Johnsen have been appointed to the Company’s board of directors. Additionally, Boo Koo announced that Board member Victor Schmerbeck has resigned, , effective August 15, 2007, to pursue other business ventures. This increases the number of independent directors on the five-member board to three and the Board of Directors has formed an Audit Committee and Compensation Committee. Mr. Carreker will Chair the audit committee and serve as a member of the compensation committee. Mr. Johnsen will Chair the compensation committee and serve as a member of the audit committee.

Mr. Carreker, age 60, currently serves on the board of CBRL Group, a publicly traded company. Previously, Mr. Carreker served as the CEO of Wyndham Hotels and Resorts, Trammell Crow Company, and Wyndam International, as well as serving as Chairman and CEO of Bombay Company. Additionally, Mr. Carreker has served as a trustee of the University of Miami, a member of the Miami Chamber of Commerce, the Chairman of the Dallas Housing Authority, an appointee by the Governor of Florida to the Florida Council of 100 and is a member of the Orange Bowl Committee.

Mr. Johnsen, age 54, currently serves on the board of Perficient, Inc., a publicly traded company and is Chairman of HG Food, LLC (known as Homemade Gourmet). Mr. Johnsen was the founder and CEO of Parago, Inc., a transaction processing company. He served as President, COO and on the board of Metamor Worldwide, Inc., an $850 million publicly traded technology services company specializing in IT consulting and implementation. His experience also includes 22 years at IBM where he held numerous general management positions.

“Jim Carreker and Ken Johnsen are significant additions to our board and we are most pleased to have them join us” said Charles Jarvie, Boo Koo’s Chairman. “Their experience and expertise combined with their broad business background will greatly benefit our management team.”

Mr. Schmerbeck is a partner with Aspen Advisors, a merchant banking firm that was effectively the majority owner of Boo Koo prior to its recent merger and private placement. His planned resignation will allow him to devote more time on Aspen’s other business.

“Vic Schmerbeck’s service to Boo Koo’s board has been valuable and very much appreciated,” said Mr. Jarvie. “The Board and the management team are all deeply grateful for Vic’s service and contribution,” concluded Mr. Jarvie.

About Boo Koo

Boo Koo develops, produces, markets and distributes alternative beverage category energy drinks under the Boo Koo® brand name. Boo Koo currently sells and distributes its products in 43 states throughout the United States and parts of Canada through its network of regional bottlers and other direct store delivery distributors, including independent Coca-Cola, Pepsi, Cadbury Schweppes and other wholesale distributors. Boo Koo’s products are sold primarily to mainstream convenience and grocery store chains, drug stores, gas stations and other retail outlets.

Forward-looking Statements

This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the option to purchase additional securities. Forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company's control, and which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements, including its reliance on distributors of its products, its ability to manage inventory, its ability to maintain relationships with customers, its reliance on third parties to produce and package its products, its limited operating history, the availability and cost of raw materials, effects of competition and the other factors to listed under “Risk Factors” in its filings with the SEC. All statements other than statements of historical fact are statements that could be forward-looking statements. The Company assumes no obligation to update the information contained in this news release.

Contact:

Steve Ruffini
CFO
Boo Koo Beverages
972-818-3862 ext. 280
steve.ruffini@bookooenergy.com